EXECUTION VERSION

SIXTH AMENDMENT AND WAIVER
TO CREDIT AGREEMENT
This SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment and Waiver”), dated as of June 12, 2018, is entered into by and among STONEMOR OPERATING LLC, a Delaware limited liability company (the “Administrative Borrower”), the other Borrowers party hereto, the Lenders party hereto and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrowers, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of August 4, 2016 (as amended, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), whereby the Lenders have extended credit to the Borrowers on the terms and subject to the conditions described therein;
WHEREAS, Events of Default (the “Specified Events of Default”) exist under Article VII of the Credit Agreement resulting from (i) the failure by the Partnership to timely prepare and the failure of the Administrative Borrower to timely deliver the financial statements required under Section 5.01(a) and 5.01(b) of the Credit Agreement and the related Compliance Certificate required under Section 5.01(c) of the Credit Agreement, in each case, for the periods ending December 31, 2017 and March 31, 2018, (ii) the failure by the Partnership to comply with the maximum Consolidated Leverage Ratio covenant set forth in Section 6.12(a) for each period ending December 31, 2017 and March 31, 2018, (iii) any inaccuracy of representations and warranties made by the Borrowers set forth set forth in Section 3.14 of the Credit Agreement to the extent result solely from the events described in clauses (i) and (ii) above, (iv) failure to comply with Section 5.02 of the Credit Agreement as a result of a failure to provide notice of any of the events described in clauses (i) through (iii) above and (v) failure to comply with Section 5.06(a) and Section 5.06(b) of the Credit Agreement as result of a failure to prepare the financial statements specified in clause (i) above; and
WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders party hereto have agreed to, waive the Specified Events of Default and to make certain other modifications to the Credit Agreement subject to the terms and conditions as set forth in this Amendment and Waiver.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
1.    Amendment and Waiver. Subject to the terms, and the timely satisfaction of each of the conditions precedent in Section 3 of this Amendment and Waiver, the Administrative Agent and the Lenders party hereto hereby waive the Specified Events of Default.
2.    Amendments to the Credit Agreement. As of the Sixth Amendment Effective Date, and subject to the terms, and the timely satisfaction of each of the conditions precedent in Section 3 of this Amendment and Waiver, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement shall be amended by (i) to the extent not already included in such Section 1.01, adding the following definitions and inserting the same in the appropriate alphabetic locations and (ii) to the extent already included in such Section 1.01, amending and restating the following definitions to read in their entirety as follows:

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan, any Base Rate Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread for Revolving Loans”, “Base Rate Spread for Revolving Loans” or “Commitment Fee Rate”, as the case may be, based upon the Consolidated Secured Net Leverage Ratio applicable on such date (as determined for any such date in accordance with paragraphs (i), (ii), (iii) and (iv) below):

	Consolidated Secured Net Leverage Ratio	Eurodollar Spread for Revolving Loans	Base Rate Spread for Revolving Loans	Commitment Fee Rate
Category 1:	≤ 2.50 to 1.00	2.25%	1.25%	0.30%
Category 2:	> 2.50 to 1.00 but ≤ 3.00 to 1.00	2.75%	1.75%	0.375%
Category 3:	> 3.00 to 1.00 but ≤ 3.50 to 1.00	3.25%	2.25%	0.40%
Category 4:	> 3.50 to 1.00 but ≤ 4.50 to 1.00	3.75%	2.75%	0.50%
Category 5:	> 4.50 to 1.00	4.25%	3.25%	0.50%

For purposes of the foregoing,
(i)    if at any time the Administrative Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the category shall be determined in accordance with the table above as applicable;
(ii)    adjustments, if any, to the category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change);
(iii)    notwithstanding the foregoing, category 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Partnership’s first full fiscal quarter ending after the Effective Date (unless such Financials demonstrate that category 4 should have been applicable during such period, in which case category 4 shall be deemed to be applicable during such period) and adjustments to the category then in effect shall thereafter be effected in accordance with the preceding paragraphs; and
(iv) notwithstanding the foregoing, when determining the category applicable to the spread or Commitment Fee Rate, the Applicable Rate under the category for such spread or Commitment Fee Rate, as applicable, shall be no less than the spread or Commitment Fee Rate, as applicable, under the category that would have applied when calculated in accordance with the Credit Agreement as in effect immediately prior to the Sixth Amendment Effective Date and without regard to the amendments effected pursuant to the Sixth Amendment.
“Calculation Period” means, as to any Permitted Acquisition, the most recent Measurement Period for which a Compliance Certificate is required to have been delivered pursuant to Section 5.01(c) (as of the date of such acquisition).

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income for such period: (i)     Consolidated Interest Expense; (ii) the provision for federal, state, local and foreign income taxes; (iii) depreciation and amortization expense; (iv) non-cash cost for Cemetery Property and real property sold; (v) non-cash compensation expense or other non-cash expense arising from the granting of any stock or unit option or similar arrangement or other unit-based or stock-based compensation; (vi) goodwill impairment; (vii) any non-recurring cash expenses, losses, costs and charges (including, without limitation, those relating to integration expenses, business optimization expenses and professional and other contract services); provided, that the aggregate amount of such expenses, losses, costs and charges shall not exceed (A) $13,937,000 for the measurement period ending June 30, 2017, (B) $13,627,000 for the measurement period ending September 30, 2017, (C) $17,000,000 for the measurement period ending December 31, 2017, (D) $16,328,000 for the measurement period ending March 31, 2018, (E) $12,000,000 for the measurement period ending June 30, 2018, (F) $4,000,000 for the measurement period ending September 30, 2018 and (G) $2,000,000 for each of the measurement periods ending thereafter; (viii) non-recurring cash expenses, costs and charges relating to (A) ongoing SEC investigation and related actions, (B) ongoing class action litigation and (C) any other “non-ordinary course of business” legal matters in an aggregate amount for all items in clause (A), (B) and (C) for all periods not to exceed $5,000,000; (ix) cash expenses, costs and charges with respect to liability or casualty events to the extent insurance or indemnity recovery from a third party is actually received during such period, or is reasonably expected to be received within ninety (90) days (or such later date as the Administrative Agent may agree to in its reasonable discretion) following such period; (x) losses (including impairment charges relating to the sale of real property and other assets) from sales of assets (other than inventory and Cemetery Property sold in the ordinary course of business) and real property sold to the extent permitted under this Agreement (including real property sold pursuant to any Cemetery Non-Profit Management Agreement or Exclusive Management Agreement); (xi) reasonable fees, costs and expenses, without duplication, incurred in connection with (A) this Agreement and the other Loan Documents, including any amendment, restatement, supplement or other modification of this Agreement or any of the other Loan Documents and (B) to the extent permitted hereunder, the issuance of Equity Interests by the Partnership, (xii) reasonable fees, costs and expenses, without duplication, incurred in connection with any Permitted Acquisition; provided, that the aggregate amount of such fees, costs and expenses shall not exceed $3,000,000 and (xiii) any non-cash deferred financing fees expense written off in an aggregate amount for all periods ending after the Sixth Amendment Effective Date not to exceed $9,800,000; minus (b) without duplication, to the extent included in calculating such Consolidated Net Income for such period: (i) any extraordinary gains; (ii) gains from sales of assets (other than inventory and Cemetery Property sold in the ordinary course of business) and other real property sold to the extent permitted under this Agreement (including real property sold pursuant to any Cemetery Non-Profit Management Agreement or Exclusive Management Agreement); (iii) the amount of non-cash gains during such period (other than as a result of deferral of purchase price with respect to notes or installment sales contracts received in connection with sales of Cemetery Property); (iv) federal, state, local and foreign income tax credits or refunds during such period; (v) the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; and (vi) the amount of any recovery not so received within the 90 day period (or such longer period) set forth in clause (a)(ix) of this definition and any recovery payments which are made by third parties within the 90 day period (or such longer period) set forth in clause (a)(ix) of this definition to the extent added back to Consolidated Net Income in the prior period.
All calculations of Consolidated EBITDA shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisitions or Equivalent Dispositions then being consummated, if applicable, as well as any other Permitted Acquisitions or Equivalent Dispositions consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period).
“Consolidated Fixed Charge Coverage Ratio” means the ratio, as of the last day of any fiscal quarter, of (i) Consolidated EBITDA for the four fiscal quarter period ending on such day, plus (A) “Change in Deferred Selling and Obtaining Costs”, “Change in Deferred Revenue” and “Change in Merchandise Trust Fund” as each such term is presented in the consolidated statement of cash flows of the Partnership to the extent any such amount is a positive amount; minus (B) (w) “Change in Deferred Selling and Obtaining Costs”, “Change in Deferred Revenue” and “Change in Merchandise Trust Fund” as each such term is presented in the consolidated statement of cash flows of the Partnership to the extent any such amount is a negative amount, (x) Consolidated Maintenance and Growth Capital Expenditures that are not financed with the proceeds of Indebtedness (other than Revolving Loans) and that are made in cash during such period, (y) any federal, state, local and foreign taxes paid in cash by the Partnership and its Subsidiaries during such period (net of any tax credits or refunds during such period), and (z) all Restricted Payments paid in cash by the Partnership during such period under Section 6.07(c), to (ii) Consolidated Fixed Charges for the four fiscal quarter period ending on such day.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Partnership and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including, without limitation, (i) all Obligations, (ii) all Seller Subordinated Debt and (iii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, and similar instruments (but, excluding, for the avoidance of doubt, surety bonds), (d) Capital Lease Obligations, (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Partnership or any of its Subsidiaries, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Partnership or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Partnership or such Subsidiary, provided that Consolidated Funded Indebtedness shall not include any letter of credit issued on account of the self-insurance program of the Administrative Borrower, to the extent any such letter of credit is undrawn.
“Consolidated Interest Expense” means, for any period, (a) the total consolidated interest expense of the Partnership and its Subsidiaries for such period (calculated without regard to any limitations on payment thereof) payable in respect of any Indebtedness plus (b) without duplication, that portion of Capital Lease Obligations of the Partnership and its Subsidiaries on a consolidated basis representing the interest factor for such period. All calculations of Consolidated Interest Expense shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisitions or Equivalent Dispositions then being consummated, if applicable, as well as any other Permitted Acquisitions or Equivalent Dispositions consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period).
“Consolidated Secured Funded Indebtedness" means all Consolidated Funded Indebtedness secured by a Lien, including, for the avoidance of doubt, (i) all direct obligations arising under other letters of credit and (ii) all Capital Lease Obligations.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Secured Funded Indebtedness as of such date minus (ii) the aggregate amount of all unrestricted cash and Cash Equivalents of the Partnership and its Subsidiaries in accounts subject to a first priority, perfected Lien (subject only to Liens permitted under Section 6.02) in favor of the Administrative Agent on such date in an amount not to exceed $5,000,000 (which, for purposes of the Consolidated Secured Net Leverage Ratio, shall include accounts maintained at Capital One or at any other Lender) to (b) Consolidated EBITDA for the most recently completed Measurement Period.
“Fair Market Value” has the meaning assigned to such term in Section 2.10 hereto.
“Fourth Amendment Effective Date” means September 29, 2017.
“High Yield Notes” means the 7-7/8% senior notes in an aggregate principal amount of $175,000,000, having a maturity of June 1, 2021, issued on May 28, 2013 pursuant to the High Yield Note Indenture, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time, in each case as permitted under this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.
“Leverage Trigger Event” means the Partnership shall have achieved, as of the last day of any fiscal quarter after the Fourth Amendment Effective Date, a Consolidated Leverage Ratio (calculated in accordance with the Credit Agreement as in effect immediately prior to the Sixth Amendment Effective Date and without regard to the amendments effected pursuant to the Sixth Amendment) of less than 4.00:1.00 for the period of four (4) consecutive fiscal quarters ending on such date.
“Net Cash Proceeds” means, in respect of any Disposition specified in Section 2.10(d), 100% of proceeds in cash and Cash Equivalents actually received by the Partnership or any of the Subsidiaries from any such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), net of (i) attorneys’ fees, accountants’ fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof within the twenty-four month period following the date of the relevant transaction (provided that, if the amount of any estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds), and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Partnership or any of its Subsidiaries (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction), provided that the proceeds realized in any single transaction (or series of related transactions) shall not constitute Net Cash Proceeds unless the amount of such proceeds exceeds $25,000.
“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Operating Company or any of its Subsidiaries of (i) all or substantially all of the assets of a Person (or all or substantially all of the assets constituting a division, business unit or line of business of a Person), (ii) all or substantially all (but in any event, not less than ninety percent (90%)) of the Equity Interests in a Person or (iii) the rights from a Person under any Exclusive Management Agreement (each such Person described in clauses (i) or (ii), a “Target”), in each case if, at the time of and immediately after giving effect thereto:
(a)    no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, including on a Pro Forma Basis;
(b)    the Target (or division, business unit or line of business of such Target) is engaged in the same or a similar line of business as the Partnership and the Subsidiaries or business reasonably related thereto;
(c)    no less than five (5) Business Days prior to the proposed closing date thereof (or such shorter period as the Administrative Agent may agree to in its sole discretion), the Administrative Borrower shall have delivered written notice of such acquisition to the Administrative Agent (for distribution to the Lenders), which notice shall include (i) the proposed closing date thereof, (ii) a copy of the approval package to be presented to the Operating Company’s Board of Managers and (iii) copies of all appraisals completed in connection with such acquisition, if any; provided, that if the aggregate consideration paid in respect of such acquisition does not exceed the Threshold Amount, then items (ii) and (iii) may be, but shall not be required to be, at the election of the Administrative Borrower, a part of such written notice from the Administrative Borrower;
(d)    all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.11 shall have been, or will be timely, taken;
(e)    the Loan Parties are in compliance, on a Pro Forma Basis, with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Partnership for which Financials are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, to the extent applicable) had occurred on the first day of the relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds the Threshold Amount, the Administrative Borrower shall have delivered to the Administrative Agent no less than five (5) Business Days prior to the proposed closing date thereof (or such shorter period as the Administrative Agent may agree to in its sole discretion), a certificate of a Financial Officer to such effect (including a certification that the expenses, synergies and other efficiencies described in clause (a) of the definition of “Pro Forma Basis” with respect to such acquisition are reasonably expected and factually supportable, in each case, as determined in good faith by the Administrative Borrower), together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent;
(f)    in the case of an acquisition, merger or consolidation involving any Loan Party or any Subsidiary, the Loan Party or such Subsidiary (or another Person that merges or consolidates with such Subsidiary and that, immediately upon the consummation of such merger or consolidation, becomes a Subsidiary) is the surviving entity of such acquisition, merger and/or consolidation;
(g)    the consideration for such acquisition (other than any acquisition of rights from a Person under any Exclusive Management Agreement that has been expressly approved by the conflicts committee of the Board of Directors of the General Partner) is solely in the form of Equity Interests of the Partnership or net cash proceeds of Equity Interests of the Partnership; provided that the requirement set forth in this clause (g) does not apply to payments made by the Borrower in connection with the acquisitions set forth on Schedule 1.01(c) to the extent such payments are (x) required upon the satisfaction of conditions set forth in, and otherwise under the terms of, purchase agreements entered into prior to the Sixth Amendment

Effective Date and as in effect on such date; provided that full and complete copies of such agreements shall have been provided to, and approved by, the Administrative Agent, prior to the Sixth Amendment Effective Date and (y) are in an aggregate amount not to exceed $11,000,000 after the Sixth Amendment Effective Date and before the Maturity Date;
(h)    after giving effect to such acquisition, Revolving Credit Availability shall not be less than $10,000,000;
(i)    such acquisition has been approved by the board of directors or similar governing body of the Target;
(j)    the Administrative Borrower shall have delivered to the Administrative Agent no less than one (1) Business Day prior to the proposed closing date thereof (or such shorter period as the Administrative Agent may agree to in its sole discretion), a certificate of a Financial Officer certifying that all of the applicable requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such acquisition; and
(k)    the Administrative Agent shall have provided its prior written consent, which consent (x) shall not be unreasonably withheld and (y) shall not be required with respect to the acquisitions set forth on Schedule 1.01(c).
The acquisition of the rights from a Person under an Exclusive Management Agreement shall only be treated as an “acquisition” requiring compliance with the provisions of this definition to the extent that the Loan Parties are required to provide payment(s) (or other consideration) for such acquisition other than (x) in respect of the remittance of the counterparty’s accounts receivable collections and (y) other payments in the ordinary course of business.
For the sake of clarity, with respect to any acquisition, the aggregate consideration paid in respect of such acquisition shall not include (i) amounts paid with respect to non-compete, employment, consulting or other similar arrangements or (ii) amounts paid with respect to any shortfall in Trust Funds of the applicable Target.
Any acquisition which does not otherwise meet the requirements set forth above in this definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.
If consummated in compliance with the requirements set forth in Section 6.04(q), (notwithstanding anything else contained in this definition of “Permitted Acquisition”), the Permitted Wisconsin Acquisition shall be deemed to be a Permitted Acquisition for all purposes of this Agreement and the other Loan Documents.
“Permitted Sale and Leaseback Transactions” means Sale and Leaseback Transactions with respect to the assets set forth on Schedule 1.01(d) (or any assets designated by the Administrative Borrower with the consent of the Administrative Agent, which shall not be unreasonably withheld, to replace some or all of the assets listed on Schedule 1.01(d)), which aggregate book value does not exceed $22,900,000.
“Pro Forma Basis” means, as of any date, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to the Permitted Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition or, to the extent applicable, Previously Consummated Acquisitions consummated on or after the first day of any relevant Calculation Period (in each case, as if consummated on the first day of such Calculation Period and based on the available historical financial information provided by the Person who is being or was, or whose assets are being or were, acquired in connection with each such Permitted Acquisition or, to the extent applicable, Previously Consummated Acquisitions, whether prepared in accordance with GAAP or otherwise, and accepted by the Administrative Borrower in the exercise of its reasonable business judgment), and, in each case involving a Permitted Acquisition, adjusted to account for (a) expenses eliminated or reasonably expected to be eliminated by the Loan Parties pursuant to synergies and other efficiencies of each such acquisition, in each case, during the 12 month period following the date of such Permitted Acquisition and (b) income, gains and losses from any Trust Accounts being acquired, using the net asset value thereof multiplied by the yield to maturity of the Barclays Aggregate Bond Index plus 200 basis points (or if such index is not available, a replacement index and margin that is selected by the Administrative Borrower and reasonably satisfactory to the Administrative Agent), but in any case, not less than 5% per annum or more than 7% per annum; provided, that the amounts set forth in (a) above are reasonably acceptable to the Administrative Agent; provided, further, that any such calculations delivered pursuant to the definition of “Permitted Acquisition” shall also give effect on a pro forma basis to (i) the incurrence of any Indebtedness (other than Revolving Loans) by any Loan Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, and (ii) the permanent repayment of any Indebtedness of any Loan Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period (in each case, based on the historical financial information described above). For any Calculation Period, the aggregate outstanding principal balance of the Revolving Loans will be deemed to be the aggregate outstanding principal balance of the Revolving Loans on the date of the related Permitted Acquisition (or other applicable event) after giving effect on a pro forma basis to the incurrence or repayment of Revolving Loans on the date of such Permitted Acquisition (or other applicable event).
“Project Garnet” means the Partnership’s project aimed at Disposition in one or several transactions of strategically or geographically misaligned and/or unprofitable funeral home and cemetery locations identified by the Administrative Borrower to the Administrative Agent in writing on or prior to the Sixth Amendment Effective Date.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the applicable documentation pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date was $210,000,000. The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Fourth Amendment Effective Date was $200,000,000. The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Sixth Amendment Effective Date is $175,000,000.
“Revolving Credit Availability” means, (a) at any time prior to the occurrence of both (x) a Leverage Trigger Event and (y) a Secured Leverage Trigger Event, (i) the least of the Borrowing Base, the Secured Leverage Borrowing Base and the aggregate Revolving Commitments at such time minus (ii) the aggregate outstanding amount of Revolving Credit Exposure at such time; (b) at all times thereafter, (i) the aggregate Revolving Commitments at such time minus (ii) the aggregate amount of Revolving Credit Exposure at such time.
“Secured Leverage Borrowing Base” means, as of any date of determination prior to the occurrence of a Secured Leverage Trigger Event, (a) eighty percent (80%) of Eligible Accounts plus (b) forty percent (40%) of Eligible Property Plant and Equipment, provided that the determination of whether any accounts receivable constitute Eligible Accounts shall be made without giving effect to the application of Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect).
“Secured Leverage Trigger Event" means the Partnership shall have achieved, as of the last day of any fiscal quarter after the Sixth Amendment Effective Date, a Consolidated Secured Net Leverage Ratio of less than 3.00:1.00 for the period of four (4) consecutive fiscal quarters ending on such date; provided that the Partnership shall have received consent (which consent may be granted or refused in the sole discretion of each such party) from the Administrative Agent and Required Lenders to permit the occurrence of such Secured Leverage Trigger Event.
“Sixth Amendment” means the Sixth Amendment and Waiver to the Credit Agreement dated as of June 12, 2018 between the Administrative Borrower, the other Borrowers party thereto, the Lenders party thereto and the Administrative Agent.
“Sixth Amendment Effective Date” has the meaning assigned to such term under the Sixth Amendment.
(b)    Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety:
(i)    Consolidated Debt Service
(ii)    Consolidated Debt Service Coverage Ratio
(iii)    Future High Yield Notes
(iv)    Increasing Lender
(v)    Joining Lender
(vi)    Reporting Trigger Event
(c)    Section 1.08 (along with the description related to such section under the caption “Table of Contents”) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: "Reserved."
(d)    Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c) If at any time the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the lesser of the Borrowing Base and the Secured Leverage Borrowing Base then in effect, the

Borrowers shall immediately prepay Borrowings in an amount so that the Revolving Credit Availability is at least $0.”
(e)    Section 2.10 of the Credit Agreement is hereby amended by inserting a new clause (d) at the end thereof that shall read in its entirety as follows:
“(d)    After consummation of any Disposition under any of clause (a)(v)(d), (a)(vii), (a)(x) or (a)(xi) of Section 6.03 or under Section 6.10, the Borrowers shall, no later than one Business Day after receipt of the Net Cash Proceeds from such Disposition, (i) prepay Borrowings, or to the extent that there are no Borrowings outstanding, Cash Collateralize LC Exposure in an aggregate amount equal to 100% of the Net Cash Proceeds arising from each such Disposition; provided that with respect to all Dispositions consummated on or before June 30, 2019 under Section 6.03(a)(vii), the mandatory prepayment shall apply to 100% of the Net Cash Proceeds from such Dispositions in excess of $12,000,000 in the aggregate arising from such Dispositions; and (ii) permanently cancel Revolving Commitments in the amounts set forth below:
(w) in respect of assets Disposed under Section 6.03(a)(v)(d) and Section 6.10 (other than assets Disposed in connection with the Permitted Sale and Leaseback Transactions), in amount by which aggregate Net Cash Proceeds from all Dispositions of such assets after the Sixth Amendment Effective Date exceed $3,000,000;
(x) if the Fair Market Value (as defined in the High Yield Note Indenture as in effect on the Sixth Amendment Effective Date (without giving effect to any waiver or amendment with respect thereto)) (the "Fair Market Value") of assets Disposed in connection with the Permitted Sale and Leaseback Transaction in a single transaction or a series of related transactions under Section 6.03(a)(v)(d) and Section 6.10 exceeds $3,000,000, in amount of Net Cash Proceeds from such transaction (such series of related transactions);
(y) in respect of assets Disposed under Section 6.03(a)(vii), in amount by which aggregate Net Cash Proceeds from Dispositions of such assets exceed: (A) $12,000,000 during the period starting on the Sixth Amendment Effective Date and ending on June 30, 2019; (B) $3,000,000 during the six month period ending December 31, 2019 and (C) $3,000,000 in the Fiscal Year ending December 31, 2020 and any Fiscal Year thereafter; and
(z) in respect of assets Disposed under Section 6.03(a)(xi), in amount by which aggregate Net Cash Proceeds from Dispositions of such assets after the Sixth Amendment Effective Date exceed $5,000,000.”
(f)    Section 2.20 (along with the description related to such section under the caption “Table of Contents”) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: "Reserved."
(g)    Section 5.01(b) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
“(b)(i) within forty-five (45) days (or, (A) for the fiscal quarter ending March 31, 2017, within forty-five (45) days after the date that the Annual Report on Form 10-K of the Partnership for the Fiscal Year ending December 31, 2016 is filed, (B) for the fiscal quarter ending June 30, 2017, within forty-five (45) days after the date that the Quarterly Report on Form 10-Q of the Partnership for the fiscal quarter ending March 31, 2017 is filed, but in any event not later than

December 15, 2017, (C) for the fiscal quarter ending September 30, 2017, within forty-five (45) days after the date that the Quarterly Report on Form 10-Q of the Partnership for the fiscal quarter ending June 30, 2017 is filed, but in any event not later than January 31, 2018, (D) for the fiscal quarter ending March 31, 2018, within sixty (60) days after the date that the Annual Report on Form 10-K of the Partnership for the Fiscal Year ending December 31, 2017 is filed and (E) for the fiscal quarter ending June 30, 2018, within one hundred and five (105) days after the date that the Annual Report on Form 10-K of the Partnership for the Fiscal Year ending December 31, 2017 is filed) after the end of each of the first three fiscal quarters of each Fiscal Year of the Partnership (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Partnership for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), commencing with the fiscal quarter ending September 30, 2016, its consolidated balance sheet and related statements of income or operations, shareholders’ equity or partners’ capital and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Partnership and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (except for a footnote summarizing the investment of Trust Funds as at the end of the applicable fiscal quarter), (ii) within thirty-five (35) days after the end of each month of each Fiscal Year of the Partnership (or, for the month ending January 31, 2017, within thirty-five (35) days after the last day of February, 2017), commencing with the month ending January 31, 2017, its consolidated balance sheet and related statements of income or operations, shareholders’ equity or partners’ capital and cash flows as of the end of and for such month and the then elapsed portion of the Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Partnership and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (except for a footnote summarizing the investment of Trust Funds as at the end of the applicable fiscal quarter) and monthly cash flow forecasts for the next twelve (12) months following the end of such month with a qualitative and quantitative variance analysis (with respect to both the actual cash flows of the prior month and the forecast delivered with respect to the prior month) and weekly cash flow forecasts, in each case, using reasonable assumptions and in form and scope reasonably satisfactory to the Administrative Agent;"
(h)    Section 5.01(g) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
“(g)    until the occurrence of a Leverage Trigger Event and a Secured Leverage Trigger Event, concurrently with any delivery of Financials under Section 5.01(b)(ii), (i) a Borrowing Base Certificate with respect to such month setting forth the Administrative Borrower’s calculation of the Borrowing Base and the Secured Leverage Borrowing Base as of the last day of such month prepared and certified as correct by a Responsible Officer, which certificate shall be substantially in the form set forth as Exhibit I and (ii) a detailed accounts receivable aging report in a form reasonably acceptable to the Administrative Agent; and
(i)    Section 5.02(i) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:

"(i)     not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all default or other material notices and any amendments, waivers and other modifications, received under or pursuant to any High Yield Document and, from time to time upon request by the Administrative Agent, such information regarding the High Yield Documents and other Material Contracts as the Administrative Agent may reasonably request;"
(j)    Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Books and Records; Inspection Rights. (a) The Partnership will, and will cause each of its Subsidiaries to, keep proper books of record and account (i) in conformity in all material respects with GAAP consistently applied and (ii) in material conformity with all applicable requirements of law or any Governmental Authority having jurisdiction over such Loan Party or such Subsidiary, as the case may be. The Partnership will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, including then-existing environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested at the expense of the Loan Parties with respect to all reasonable out-of-pocket expenses of the Administrative Agent (it being agreed that the Loan Parties shall not be liable for any such expenses of the Lenders except as set forth in the following proviso); provided, however, that if an Event of Default exists, the Administrative Agent or any Lender (or any employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent or any such Lender) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice; provided, further, however, that if no Event of Default exists, the Loan Parties shall only be liable for such expenses of the Administrative Agent for up to two (2) visits, inspections and examinations in any calendar year; provided, further, however, that on and after the Sixth Amendment Effective Date, the Partnership will, and will cause each of its Subsidiaries to, continue to provide access to, and cooperate with, FTI Consulting, Inc., as advisors to the Administrative Agent (as retained by counsel to the Administrative Agent) to an extent no less than immediately prior to the Sixth Amendment Effective Date. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Partnership’s and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
(b) at least once during each calendar month commencing with the month following the month in which the Sixth Amendment Effective Date occurs, the Borrowers will convene a conference call among the Lenders upon reasonable prior notice from the Administrative Agent, and make available senior officers and financial staff for such calls, and present the views of the Borrowers concerning the recent performance and near and intermediate term prospects of the businesses of the Borrowers and their Subsidiaries, and other matters identified by the Administrative Agent and the Lenders.”
(k)    The proviso to Section 6.01(e) of the Credit Agreement is hereby amended by replacing the only instance of the amount "$10,000,000" with "$5,000,000".

(l)    Section 6.01(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(f)    Seller Subordinated Debt incurred prior to the Sixth Amendment Effective Date; provided, that (i) such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) the aggregate amount of such Seller Subordinated Debt incurred in connection with any Permitted Acquisition does not exceed 25% of the aggregate consideration for such Permitted Acquisition;”
(m)    Section 6.01(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(l)    unsecured Indebtedness (including Indebtedness under or evidenced by High Yield Notes) incurred prior to the Sixth Amendment Effective Date (“Permitted Unsecured Indebtedness”); provided, that with respect to any such Permitted Unsecured Indebtedness incurred after the Effective Date but prior to the Sixth Amendment Effective Date, (i) after giving effect to the incurrence of any such Indebtedness on a Pro Forma Basis, the Loan Parties are in compliance, on a Pro Forma Basis, with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Partnership for which Financials are available, as if such Indebtedness had been incurred on the first day of the relevant period for testing compliance and the Administrative Borrower shall have delivered to the Administrative Agent no less than five (5) Business Days prior to the proposed closing thereof (or such shorter period as the Administrative Agent may agree), a certificate of a Financial Officer to such effect, (ii) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness, (iii) such Indebtedness does not mature prior to 181 days after the Stated Maturity Date, (iv) the terms of such Indebtedness do not require payments of principal (other than customary mandatory prepayments or redemptions solely as a result of a change of control, asset sale or similar event) at any time prior to 181 days after the Stated Maturity Date and (v) such Indebtedness is incurred on market terms and does not contain any financial maintenance covenants or other terms that are more restrictive in any material respect to the obligors thereunder than the terms of this Agreement other than those that are only applicable after the Stated Maturity Date;"
(n)    Section 6.01(q) of the Credit Agreement is hereby amended by replacing the only instance of the amount "$10,000,000" with "$7,500,000".
(o)    Section 6.01 of the Credit Agreement is hereby amended by deleting the word “and” from the end of Section 6.01(p) and replacing the period at the end of Section 6.01(q) with a semi-colon and adding the word “and” after the semi-colon, and the Section is hereby supplemented with Section 6.01(r) that shall read as follows:
“(r)    Indebtedness in the form of deferred purchase price payable in connection with the Permitted Acquisitions set forth on Schedule 1.01(c) to the extent permitted under clause (g) of the definition of Permitted Acquisitions.”
(p)    Section 6.02 of the Credit Agreement is hereby amended by deleting the word “and” from the end of Section 6.02(m) and adding the word “and” after the semi-colon at the end of Section 6.02(n), and the Section is hereby supplemented with Section 6.02(o) that shall read as follows:
“(o)    Liens securing Indebtedness consisting of Sale and Leaseback Transactions permitted by Section 6.10.”

(q)    Section 6.03(a)(vii) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(vii)    any Loan Party and any Subsidiary may consummate Dispositions of real property which Disposition is not otherwise permitted under Section 6.03(a)(vi), together with the related incidental personal property; provided, that, (A) at the time of such Disposition, no Default or Event of Default shall exist or would result therefrom, (B) the aggregate book value of all such property Disposed of under this Section 6.03(a)(vii) (i) during the period from the Sixth Amendment Effective Date through June 30, 2019 does not exceed $12,000,000; provided that the Borrower will be permitted to consummate Project Garnet without the consent of the Required Lenders provided that Net Cash Proceeds arising therefrom are applied in compliance with Section 2.10 and (ii) during each Fiscal Year period thereafter does not exceed $3,000,000 (provided that with respect to the Fiscal Year ending December 31, 2019, such period shall commence on and after July 1, 2019), (C) at least 75% of the consideration for such Disposition consists of cash and (D) the purchase price for such property shall be paid to such Loan Party or such Subsidiary in cash and any Investments permitted by Section 6.04(j)."
(r)    Section 6.03(a)(xi) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(xi) any Loan Party and any Subsidiary may also Dispose of assets with a book value that, together with the book value of all other property of the Loan Parties and its Subsidiaries previously Disposed of as permitted by this Section 6.03(a)(xi), does not exceed $5,000,000 in the aggregate since the Sixth Amendment Effective Date; and"
(s)    Section 6.04(b) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(b) (i) Permitted Acquisitions that are not funded with funds or Indebtedness of the Operating Company or any of its Subsidiaries; (ii) Permitted Acquisitions, the consideration for which is solely in the form of Equity Interests of the Partnership or net cash proceeds of Equity Interests of the Partnership and (iii) Permitted Acquisitions to which the requirements of clause (g) of the definition thereof do not apply in accordance with the terms thereof;".
(t)    Section 6.04(c) of the Credit Agreement is hereby amended by replacing the only instance of the amount "$1,000,000" with "$500,000".
(u)    Section 6.04(g) of the Credit Agreement is hereby amended by replacing the only instance of the amount "$500,000" with "$250,000".
(v)    Section 6.04(h) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(h)    Investments existing on the Sixth Amendment Effective Date and set forth on Schedule 6.04, as updated prior to or on the Sixth Amendment Effective Date;"
(w)    Section 6.04(s) of the Credit Agreement is hereby amended by replacing the only instance of the amount "$5,000,000" with "$2,500,000".
(x)    Section 6.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Restricted Payments. The Partnership will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Partnership may declare and pay dividends and distributions with respect to its Equity Interests payable solely in the form of additional Equity Interests that are not Disqualified Equity Interests, (b) Subsidiaries may declare and pay dividends and distributions ratably with respect to their Equity Interests, (c) as long as no Event of Default exists or would result therefrom, the Partnership may (i) declare and pay regularly scheduled quarterly distributions to its general and limited partners pursuant to the Partnership Agreement as in effect on the Effective Date; provided that at the time of declaration and of distribution thereof on a pro forma basis after giving effect to the payment of such distribution, (x) the Consolidated Leverage Ratio is no greater than 7.50:1.00 and (y) Revolving Credit Availability is equal to or exceeds $25,000,000, in each case, as certified by a Responsible Officer, and (ii) pay amounts related to the distribution equivalent rights granted to directors, officers, employees or independent contractors of the General Partner, any Loan Party or any Subsidiary under the Partnership’s equity incentive plans and (d) as long as no Event of Default exists or would result therefrom, the Partnership may make Restricted Payments the proceeds of which will be used to repurchase, retire, or otherwise acquire the Equity Interests of the Partnership from directors, officers, employees or independent contractors of the General Partner, any Loan Party or any Subsidiary (or their estate, heirs, family member, spouse and/or former spouse), in each case, in connection with the resignation, termination, death or disability of any such directors, officers, employees or independent contractors in an aggregate amount not to exceed $3,000,000 during any Fiscal Year."

(y)    Section 6.06(a) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
“(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Partnership or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, provided that any transaction approved by the conflicts committee of the Board of Directors of the General Partner as being fair to the Partnership or its respective Subsidiary shall be deemed to be entered at price and on terms and conditions not less favorable to the Partnership or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties,”
(z)    Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"Sale and Leaseback Transactions. The Partnership will not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property in connection with any Sale and Leaseback Transaction except (a) the Sale and Leaseback Transactions existing on the Sixth Amendment Effective Date and set forth in Schedule 6.10, (b) so long as no Event of Default exists or would result therefrom, (i) Permitted Sale and Leaseback Transactions and (ii) up to $3,000,000 of other Sale and Leaseback Transactions since the Sixth Amendment Effective Date."
(aa)    Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(a) Maximum Consolidated Secured Net Leverage Ratio. Commencing with the fiscal quarter ending on June 30, 2018, the Partnership will not permit the Consolidated Secured Net

Leverage Ratio as of the last day of the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth below under the caption "Fiscal Quarter" to be greater than the ratio set forth below under the caption "Maximum Consolidated Secured Net Leverage Ratio" and corresponding to such fiscal quarter:

Fiscal Quarter	Maximum Consolidated Secured Net Leverage Ratio
June 30, 2018	5.75:1.00
September 30, 2018	5.75:1.00
December 31, 2018	5.50:1.00
March 31, 2019	5.00:1.00
June 30, 2019	5.00:1.00
September 30, 2019	5.00:1.00
December 31, 2019	5.00:1.00
March 31, 2020	4.50:1.00
June 30, 2020	4.50:1.00
September 30, 2020	4.50:1.00
December 31, 2020	4.50:1.00
"
(bb)    Section 6.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: "Reserved."
(cc)    Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the following:
"(c) Minimum Consolidated Fixed Charge Coverage Ratio.
The Partnership will not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth below under the caption "Fiscal Quarter" to be less than the ratio set forth below under the caption "Minimum Consolidated Fixed Charge Coverage Ratio" and corresponding to such fiscal quarter:

Fiscal Quarter	Minimum Consolidated Fixed Charge Coverage Ratio
March 31, 2018	1.00:1.00
June 30, 2018	1.00:1.00
September 30, 2018	1.00:1.00
December 31, 2018	1.00:1.00
March 31, 2019	1.10:1.00
June 30, 2019	1.10:1.00
September 30, 2019	1.10:1.00
December 31, 2019	1.10:1.00
March 31, 2020	1.20:1.00
June 30, 2020	1.20:1.00
September 30, 2020	1.20:1.00
December 31, 2020	1.20:1.00
"
(dd)    Article IX of the Credit Agreement is hereby supplemented with Section 9.21 that shall read as follows:
“Non-Business Days. Subject to provisions of Section 2.18(a), if any action to be taken by the Partnership or any of its Subsidiaries hereunder shall come due on a day other than a Business Day, such action shall be deemed timely taken if taken on the next following Business Day.”
(ee)    Each of Exhibit B and Exhibit C to the Credit Agreement (along with each description related to such exhibits under the caption “Table of Contents” in the Credit Agreement) is hereby amended and restated in its entirety to read as follows: "Reserved."
(ff)    Schedule 1 to Compliance Certificate in Exhibit F of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the form of Compliance Certificate set forth in Schedule 3 hereto.
(gg)    Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with Schedule 6 hereto.
(hh)    Exhibit I to the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the form of Borrowing Base Certificate set forth in Schedule 8 hereto.
(ii)    New Schedules 1.01(c) and 1.01(d) of the Credit Agreement are hereby inserted in the form of Schedule 4 and Schedule 5 hereto, respectively.
(jj)    Schedule 6.04 of the Credit Agreement is hereby amended and restated in its entirety by deleting the text thereof and replacing it with the text set forth in Schedule 7 hereto.
3.    Conditions Precedent. The waiver of the Specified Events of Default set forth in Section 1 and the amendments to the Credit Agreement set forth in Section 2 shall become effective upon the satisfaction of the following conditions precedent (including, without limitation, that each document to be received by the Administrative Agent shall be in form and substance satisfactory to the Administrative Agent) (such date, the “Sixth Amendment Effective Date”):

(a)    receipt by the Administrative Agent of this Amendment and Waiver, duly executed and delivered by the Borrowers and the Required Lenders;
(b)    receipt by the Administrative Agent of a reaffirmation of guaranty and security, substantially in the form attached as Schedule 1 hereto, duly executed and delivered by each Guarantor;
(c)    each of the representations and warranties made by the Borrowers in Section 6 hereof shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same force and effect as if made on and as of the Sixth Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and the Administrative Agent shall have received a certificate of a Responsible Officer to that effect, dated the Sixth Amendment Effective Date; provided, that to the extent any such representation or warranty specifically refers to an earlier date, such representation and warranty was true and correct in all material respects on and as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or similar language was true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(e)    the Administrative Agent shall have received on or before the Sixth Amendment Effective Date, for the account of each Lender that consents to this Amendment and Waiver, a waiver fee in an amount equal to 37.5 bps of such Lender's Revolving Commitment (as determined after giving effect to the amendments under this Amendment and Waiver) and all other fees and expenses due and payable pursuant to this Amendment and Waiver and other Loan Documents, including, without limitation, fees and expenses of Hunton Andrews Kurth LLP, FTI Consulting Inc. and Freshfields Bruckhaus Deringer US LLP; and
(f)    receipt by the Administrative Agent of satisfactory opinions of the Loan Parties’ counsel delivered to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent.
4.    Additional Covenants. To induce the Administrative Agent and the Lenders to enter into the Amendment and Waiver, each Borrower will agree to comply with the following covenants, and any failure to comply will be deemed an Event of Default under Article VII, clause (d) of the Credit Agreement:
(a)    delivery of the Borrower's audited consolidated balance sheet and related statements of income or operations, shareholders’ equity or partners’ capital and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Administrative Agent, for the Fiscal Year ended December 31, 2017 by no later than June 30, 2018;
(b)    delivery of the Borrower's consolidated balance sheet and related statements of income or operations, shareholders’ equity or partners’ capital and cash flows all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Partnership and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (a) for the fiscal quarter ended March 31, 2018 by no later than 60 days after the filing of the Partnership's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2017 and (b) for the fiscal quarter ended June 30, 2018 by no later than 105 days after the filing of the Partnership's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2017;

(c)     delivery of a Perfection Certificate in the form of Schedule 2 attached hereto by no later than 90 days after the Sixth Amendment Effective Date (which date may be extended by the Administrative Agent in its reasonable discretion);
(d)    completion of actions reasonably requested by the Administrative Agent to perfect existing collateral and required for the granting and perfection of a security interest in all unencumbered assets (other than Excluded Property) not prohibited by law, regulation or contract in effect as of the date hereof, in each case, as soon as practicable but in no event later than a date determined by the Administrative Agent in its reasonable discretion after review of the Perfection Certificate (which date may also be extended by the Administrative Agent in its reasonable discretion);
(e)    the Borrower will use commercially reasonable efforts to cooperate in completing the delivery of appraisals for the top 40 revenue generating properties in the portfolio of the Partnership and its Subsidiaries by no later than July 15, 2018; and
(f)    the Borrower will use commercially reasonable efforts to consummate the Dispositions yielding Net Cash Proceeds in an amount no less than $12,000,000 and application of Net Cash Proceeds from such Dispositions pursuant to Section 2.10(d) of the Credit Agreement by no later than June 30, 2019.
5.    Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens. By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Secured Obligations), hereby:
(a)    expressly consents to the amendments and modifications to the Credit Agreement effected hereby;
(b)    expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment and Waiver, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment and Waiver), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;
(c)    to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Secured Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Secured Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made or Letters of Credit issued under the Credit Agreement to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;
(d)    agrees that this Amendment and Waiver shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and
(e)    acknowledges and agrees that (i) the Guaranty (as defined in the Guaranty and Collateral Agreement) and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under Title 11 of the United States Code (11 U.S.C. 101 et seq.) and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and Waiver and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a negotiated amendment is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used under Title 11 of the United States Code (11 U.S.C. 101 et seq.)).
6.    Representations, Warranties, Covenants and Acknowledgments. To induce the Administrative Agent and the Lenders to enter into this Amendment and Waiver, each Borrower hereby:
(a)    represents and warrants that (i) as of the Sixth Amendment Effective Date, after giving effect to this Amendment and Waiver, the representations and warranties of such Borrower set forth in the Credit Agreement and the other Loan Documents (after giving effect to the waiver of the Specified Events of Default) are true and correct in all material respects on and as of the Sixth Amendment Effective Date; provided, that to the extent any such representation or warranty specifically refers to an earlier date, such representation and warranty was true and correct in all material respects on and as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or similar language was true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (ii) as of the Sixth Amendment Effective Date, after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing, (iii) the execution and delivery of this Amendment and Waiver is within each Borrower’s organizational powers and has been duly authorized by all necessary organizational actions and, if required, actions by equity holders and (iv) this Amendment and Waiver has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    acknowledges and agrees that (i) this Amendment and Waiver is not intended, and should not be construed, except as expressly set forth herein, as an amendment of, or any kind of waiver or consent related to, the Credit Agreement or the other Loan Documents, (ii) this Amendment and Waiver shall not represent a consent or waiver related to any future actions of any Borrower or any Subsidiary and (iii) except as expressly set forth in this Amendment and Waiver, the Administrative Agent and each Lender reserves all of their respective rights pursuant to the Credit Agreement and the other Loan Documents;
(c)    further acknowledges and agrees that the Administrative Agent’s and the Lenders’ agreement to waive the specific matters addressed in this Amendment and Waiver, do not and shall not create (nor shall any Borrower or any Subsidiary rely upon the existence of or claim or assert that there exists) any obligation of the Administrative Agent or any Lender to consider or agree to any further waivers, consents or amendments and, in the event that the Administrative Agent or any Lender subsequently agrees to consider any further waivers, consents or amendments, neither this Amendment and Waiver nor any other conduct of the

Administrative Agent or any Lender shall be of any force or effect on the Administrative Agent’s or any Lender’s consideration or decision with respect to any such requested waiver, consent or amendment;
(d)    further acknowledges and agrees that this Amendment and Waiver shall be deemed a Loan Document for all purposes under the Credit Agreement and the other Loan Documents;
(e)    (i) further acknowledges and agrees that, after giving effect to this Amendment and Waiver, no right of offset, recoupment, defense, counterclaim, claim, cause of action or objection in favor of any Borrower against the Administrative Agent or any Lender exists as of the Sixth Amendment Effective Date arising out of or with respect to this Amendment and Waiver, the Credit Agreement or any other Loan Document and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party has against the Administrative Agent as of the Sixth Amendment Effective Date, any Lender or any of their respective affiliates, whether in connection with this Amendment and Waiver, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment and Waiver or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto;
(f)    each of the Borrower and the other Loan Parties hereby jointly and severally agrees, on demand, to reimburse the Administrative Agent and the Lenders, to the extent required under Section 9.03 of the Credit Agreement, for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders related to or in connection with this Amendment and Waiver and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and documented out-of-pocket expenses of Hunton Andrews Kurth LLP, FTI Consulting Inc. and Freshfields Bruckhaus Deringer US LLP, and any consultants, attorneys or other professionals retained by the Administrative Agent and/or the Lenders in connection with the Loan Documents, including without limitation, in connection with the negotiation and preparation of this Amendment and Waiver, the enforcement of their rights and remedies under this Amendment and Waiver, whether or not incurred prior to the date of this Amendment and Waiver. All such fees, costs and expenses shall constitute Secured Obligations under the Credit Agreement secured by the Collateral under the Collateral Documents. Nothing in this Amendment and Waiver shall be intended or construed to hold the Administrative Agent, the Lenders or any other Secured Party liable or responsible for any expense, liability or obligation of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Loan Parties); and
(g)    as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by such documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 6.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Loan Documents pursuant to which such Liens were granted.
7.    Effect of Amendment and Waiver; Effect of Non-Compliance. Except as expressly set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

8.    Release; Indemnitees.
(a)     By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, existing on or before the Sixth Amendment Effective Date or which may have accrued on or before such date against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, bad faith, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 8.
(b)    By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that as of the Sixth Amendment Effective Date there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Secured Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and Waiver and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party has against the Administrative Agent, any Lender or any of their respective affiliates as of the Sixth Amendment Effective Date, whether in connection with this Amendment and Waiver, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment and Waiver or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

(c)    Each Releasing Party hereby further agrees to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower or any parent, Subsidiary or Affiliate of any Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment and Waiver; provided that such indemnity shall not, as to any Releasee, be available to the extent that such liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Releasee or (y) arise out of claims or disputes between two or more Releasees (other than with respect to a Releasee acting in its capacity as Administrative Agent, Joint Lead Arranger, Syndication Agent, Co‐Documentation Agent, Issuing Bank or similar role) and that does not involve an act or omission by any Loan Party or any Subsidiary. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment and Waiver, the Credit Agreement and the other Loan Documents.
9.    Lender Acknowledgment. Each Lender that has signed this Amendment and Waiver shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Sixth Amendment Effective Date specifying its objection thereto.
10.    Miscellaneous.
(a)    Counterparts; Integration; Effectiveness. This Amendment and Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and Waiver, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to the terms of Section 3 of this Amendment and Waiver, this Amendment and Waiver shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Required Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and Waiver and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)    Successors and Assigns. This Amendment and Waiver shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrowers, the Lenders and the Administrative Agent.
(c)    Severability. Any provision of this Amendment and Waiver held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(d)    References. All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment and Waiver.
(e)    Accounting Terms. Pursuant to Section 1.04 of the Credit Agreement, the Administrative Borrower hereby notifies the Administrative Agent (and receipt of such notice is hereby acknowledged by the Administrative Agent) that the Administrative Borrower requests an amendment to (x) the definition of “Consolidated Leverage Ratio” solely to the extent it is used for the purposes of clause (iv) of the definition of “Applicable Rate” and the definition of “Leverage Trigger Event” or any component definition used in determination of Consolidated Leverage Ratio in such case (in each case calculated in accordance with the Credit Agreement as in effect immediately prior to the Sixth Amendment Effective Date and without regard to the amendments effected pursuant to the Sixth Amendment) and (y) the definition of “Eligible Accounts” to eliminate the effect of application of Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect). In accordance with Section 1.04 of the Credit Agreement, until the notice set forth in the first sentence of this Section 10(e) is withdrawn by the Administrative Borrower or the abovementioned provisions are amended, (a) the definition of “Consolidated Leverage Ratio” (to the extent it is used for the purposes of clause (iv) of the definition of “Applicable Rate” and the definition of “Leverage Trigger Event”), any component definition used in determination of Consolidated Leverage Ratio in such case (in each case calculated in accordance with the Credit Agreement as in effect immediately prior to the Sixth Amendment Effective Date and without regard to the amendments effected pursuant to the Sixth Amendment and (b) the definition of “Eligible Accounts” shall be interpreted on the basis of GAAP as in effect and applied immediately before the changes set forth in the first sentence of this Section 10(e) became effective.
(f)    Governing Law. THIS AND AMENDMENT AND WAIVER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND WAIVER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(g)    Entire Agreement. This Amendment and Waiver, the Credit Agreement (including giving effect to the amendments set forth in Section 2 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersede any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment and Waiver may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 9.02 of the Credit Agreement.
(h)    Full Force and Effect of Credit Agreement. This Amendment and Waiver is a Loan Document (and the Borrower and the other Loan Parties agree that the “Secured Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment and Waiver). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment and Waiver shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment and Waiver shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.
(i)    Jurisdiction. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and Waiver, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment and Waiver or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment and Waiver or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.
(j)    Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment and Waiver or any other Loan Document in any court referred to in Section 10(i). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(k)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT AND WAIVER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING AMENDMENT AND WAIVER AND (2)  ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(k).
(l)    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and Waiver and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Waiver.
(m)    Amendments.  This Amendment and Waiver may be amended, supplemented or otherwise modified as set forth in Section 9.02 of the Credit Agreement.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.
Administrative Borrower:

STONEMOR OPERATING LLC

By:    /s/ Mark L. Miller
Name:     Mark L. Miller
Title:    Chief Financial Officer and Senior Vice President
Partnership:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC, as its General Partner

By:    /s/ Mark L. Miller
Name:     Mark L. Miller
Title:    Chief Financial Officer and Senior Vice President

Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Birchlawn Burial Park Subsidiary, Inc.
Bronswood Cemetery, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments Subsidiary, Inc.
Chapel Hill Associates, Inc.
Chapel Hill Funeral Home, Inc.
Columbia Memorial Park Subsidiary, Inc.
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia Subsidiary, Inc.
Covenant Acquisition Subsidiary, Inc.
Covington Memorial Funeral Home, Inc.
Covington Memorial Gardens, Inc.
Eloise B. Kyper Funeral Home, Inc.
Forest Lawn Gardens, Inc.
Forest Lawn Memory Gardens, Inc.
Forest Lawn Memorial Chapel, Inc.
Glen Haven Memorial Park Subsidiary, Inc.
Henry Memorial Park Subsidiary, Inc.
KIRIS Subsidiary, Inc.
Kirk & Nice, Inc.
Kirk & Nice Suburban Chapel, Inc.
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Holding Company
Legacy Estates, Inc.
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery Subsidiary, Inc.

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

Modern Park Development Subsidiary, Inc.
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland Subsidiary, Inc.
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
Prince George Cemetery Corporation
PVD Acquisitions Subsidiary, Inc.
Rockbridge Memorial Gardens Subsidiary Company
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park Subsidiary, Inc.
Sierra View Memorial Park
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Star City Memorial Sales Subsidiary, Inc.
Stitham Subsidiary, Incorporated
StoneMor Alabama Subsidiary, Inc.
StoneMor California, Inc.
StoneMor California Subsidiary, Inc.
StoneMor Georgia Subsidiary, Inc.
StoneMor Hawaii Subsidiary, Inc.
StoneMor North Carolina Funeral Services, Inc.
StoneMor Ohio Subsidiary, Inc.
StoneMor Puerto Rico Cemetery and Funeral, Inc.
StoneMor Tennessee Subsidiary, Inc.
StoneMor Washington, Inc.
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park Subsidiary, Inc.
Temple Hill Subsidiary Corporation
The Valhalla Cemetery Subsidiary Corporation
Virginia Memorial Service Subsidiary Corporation
W N C Subsidiary, Inc.
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

Alleghany Memorial Park LLC
Altavista Memorial Park LLC
Birchlawn Burial Park LLC
CMS West LLC
CMS West Subsidiary LLC
Cemetery Investments LLC
Cemetery Management Services, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Columbia Memorial Park LLC
Cornerstone Family Services of West Virginia LLC
Cornerstone Funeral and Cremation Services LLC
Covenant Acquisition LLC
Glen Haven Memorial Park LLC
Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary LLC
Henry Memorial Park LLC
Juniata Memorial Park LLC
KIRIS LLC
Lakewood/Hamilton Cemetery LLC
Lakewood Memory Gardens South LLC
Laurel Hill Memorial Park LLC
Loewen [Virginia] LLC
Lorraine Park Cemetery LLC
Modern Park Development LLC
Oak Hill Cemetery LLC
Osiris Holding of Maryland LLC
Osiris Holding of Pennsylvania LLC
Osiris Holding of Rhode Island LLC
Plymouth Warehouse Facilities LLC
PVD Acquisitions LLC
Rolling Green Memorial Park LLC
Rockbridge Memorial Gardens LLC
Rose Lawn Cemeteries LLC
Roselawn Development LLC
Russell Memorial Cemetery LLC
Shenandoah Memorial Park LLC
Southern Memorial Sales LLC
Springhill Memory Gardens LLC
Star City Memorial Sales LLC
Stitham LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

StoneMor Alabama LLC
StoneMor Arkansas Subsidiary LLC
StoneMor Cemetery Products LLC
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Georgia LLC
StoneMor Hawaiian Joint Venture Group LLC
StoneMor Hawaii LLC
StoneMor Holding of Pennsylvania LLC
StoneMor Illinois LLC
StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC
StoneMor Iowa LLC
StoneMor Iowa Subsidiary LLC
StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Mississippi LLC
StoneMor Mississippi Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Subsidiary LLC
StoneMor Ohio LLC
StoneMor Oklahoma LLC
StoneMor Oklahoma Subsidiary LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Puerto Rico LLC
StoneMor Puerto Rico Subsidiary LLC
StoneMor South Carolina LLC
StoneMor South Carolina Subsidiary LLC
StoneMor Washington Subsidiary LLC
StoneMor Wisconsin LLC
StoneMor Wisconsin Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

Sunset Memorial Gardens LLC
Sunset Memorial Park LLC
Temple Hill LLC
The Valhalla Cemetery Company LLC
Tioga County Memorial Gardens LLC
Virginia Memorial Service LLC
WNCI LLC
Wicomico Memorial Parks LLC
Woodlawn Memorial Park Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

Cornerstone Trust Management Services LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of the above named Borrower

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

StoneMor Florida LLC
StoneMor Florida Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Borrowers

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

CAPITAL ONE, NATIONAL ASSOCIATION,
individually as a Lender and as the Administrative Agent

By:    /s/ Thomas Lawler
Name:    Thomas Lawler
Title:    Vice President

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:    /s/ Dale R. Carr
Name:    Dale R. Carr
Title:    Senior Vice President

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

TD BANK, N.A., as a Lender

By:    /s/ Katherine Brunelle
Name:     Katherine Brunelle
Title:    V.P.

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

Raymond James Bank, N.A. , as a Lender
By:    /s/ H. Fred Coble, Jr.
Name:     H. Fred Coble, Jr.
Title:    Managing Director

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/ Daniel K. Reagle
Name:     Daniel K. Reagle
Title:    Authorized Signer

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

UNIVEST BANK AND TRUST CO., as a Lender

By:    /s/ Paul A. Pyfer
Name:     Paul A. Pyfer
Title:    S.V.P.

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

CUSTOMERS BANK, as a Lender
By:    /s/ Eugene Kennedy
Name:     Eugene Kennedy
Title:    Managing Director

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Kent Nelson
Name:     Kent Nelson
Title:    SVP

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

TRISTATE CAPITAL BANK, as a Lender

By:    /s/ Ellen Frank
Name:     Ellen Frank
Title:    Senior Vice President

Signature Page to Sixth Amendment and Waiver to Credit Agreement
[StoneMor Operating LLC]

SCHEDULE 1
REAFFIRMATION OF GUARANTY
June 12, 2018
In connection with that certain Credit Agreement dated as of August 4, 2016 (as amended, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) by and among STONEMOR OPERATING LLC, a Delaware limited liability company (the “Administrative Borrower”), the other Borrowers party thereto, the Lenders party thereto and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), the undersigned entered into that certain Guaranty and Collateral Agreement dated as of August 4, 2016 or a supplement or joinder thereto (collectively, the “Guaranty Agreement”) for the benefit of the Administrative Agent and the other Secured Parties to guaranty the payment and performance of the Secured Obligations pursuant to the terms of the Guaranty Agreement.
The undersigned now hereby (i) acknowledges the terms of the attached Sixth Amendment and Waiver dated as of the date hereof by and among the Administrative Borrower, the other Borrowers thereto, the Lenders party thereto and the Administrative Agent, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under the Guaranty Agreement and each of the other Loan Documents to which it is a party and (iii) ratifies and reaffirms each grant of a Lien on its property made pursuant to the Loan Documents and confirms that such Liens continue to secure the Secured Obligations under the Loan Documents, subject to the terms thereof.
This reaffirmation and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this reaffirmation and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation of Guaranty to be duly executed by their respective authorized officers as of the day and year first above written.

Partnership:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC, as its General Partner

By:    /s/ Mark L. Miller
Name:     Mark L. Miller
Title:    Chief Financial Officer and Senior Vice President
STONEMOR OPERATING LLC

By:    /s/ Mark L. Miller
Name:     Mark L. Miller
Title:    Chief Financial Officer and Senior Vice President

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Birchlawn Burial Park Subsidiary, Inc.
Bronswood Cemetery, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments Subsidiary, Inc.
Chapel Hill Associates, Inc.
Chapel Hill Funeral Home, Inc.
Columbia Memorial Park Subsidiary, Inc.
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia Subsidiary, Inc.
Covenant Acquisition Subsidiary, Inc.
Covington Memorial Funeral Home, Inc.
Covington Memorial Gardens, Inc.
Eloise B. Kyper Funeral Home, Inc.
Forest Lawn Gardens, Inc.
Forest Lawn Memory Gardens, Inc.
Forest Lawn Memorial Chapel, Inc.
Glen Haven Memorial Park Subsidiary, Inc.
Henry Memorial Park Subsidiary, Inc.
KIRIS Subsidiary, Inc.
Kirk & Nice, Inc.
Kirk & Nice Suburban Chapel, Inc.
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Holding Company
Legacy Estates, Inc.
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery Subsidiary, Inc.

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

Modern Park Development Subsidiary, Inc.
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland Subsidiary, Inc.
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
Prince George Cemetery Corporation
PVD Acquisitions Subsidiary, Inc.
Rockbridge Memorial Gardens Subsidiary Company
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park Subsidiary, Inc.
Sierra View Memorial Park
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Star City Memorial Sales Subsidiary, Inc.
Stitham Subsidiary, Incorporated
StoneMor Alabama Subsidiary, Inc.
StoneMor California, Inc.
StoneMor California Subsidiary, Inc.
StoneMor Georgia Subsidiary, Inc.
StoneMor Hawaii Subsidiary, Inc.
StoneMor North Carolina Funeral Services, Inc.
StoneMor Ohio Subsidiary, Inc.
StoneMor Puerto Rico Cemetery and Funeral, Inc.
StoneMor Tennessee Subsidiary, Inc.
StoneMor Washington, Inc.
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park Subsidiary, Inc.
Temple Hill Subsidiary Corporation
The Valhalla Cemetery Subsidiary Corporation
Virginia Memorial Service Subsidiary Corporation
W N C Subsidiary, Inc.
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

Alleghany Memorial Park LLC
Altavista Memorial Park LLC
Birchlawn Burial Park LLC
CMS West LLC
CMS West Subsidiary LLC
Cemetery Investments LLC
Cemetery Management Services, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Columbia Memorial Park LLC
Cornerstone Family Services of West Virginia LLC
Cornerstone Funeral and Cremation Services LLC
Covenant Acquisition LLC
Glen Haven Memorial Park LLC
Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary LLC
Henry Memorial Park LLC
Juniata Memorial Park LLC
KIRIS LLC
Lakewood/Hamilton Cemetery LLC
Lakewood Memory Gardens South LLC
Laurel Hill Memorial Park LLC
Loewen [Virginia] LLC
Lorraine Park Cemetery LLC
Modern Park Development LLC
Oak Hill Cemetery LLC
Osiris Holding of Maryland LLC
Osiris Holding of Pennsylvania LLC
Osiris Holding of Rhode Island LLC
Plymouth Warehouse Facilities LLC
PVD Acquisitions LLC
Rolling Green Memorial Park LLC
Rockbridge Memorial Gardens LLC
Rose Lawn Cemeteries LLC
Roselawn Development LLC
Russell Memorial Cemetery LLC
Shenandoah Memorial Park LLC
Southern Memorial Sales LLC
Springhill Memory Gardens LLC
Star City Memorial Sales LLC
Stitham LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

StoneMor Alabama LLC
StoneMor Arkansas Subsidiary LLC
StoneMor Cemetery Products LLC
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Georgia LLC
StoneMor Hawaiian Joint Venture Group LLC
StoneMor Hawaii LLC
StoneMor Holding of Pennsylvania LLC
StoneMor Illinois LLC
StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC
StoneMor Iowa LLC
StoneMor Iowa Subsidiary LLC
StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Mississippi LLC
StoneMor Mississippi Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Subsidiary LLC
StoneMor Ohio LLC
StoneMor Oklahoma LLC
StoneMor Oklahoma Subsidiary LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Puerto Rico LLC
StoneMor Puerto Rico Subsidiary LLC
StoneMor South Carolina LLC
StoneMor South Carolina Subsidiary LLC
StoneMor Washington Subsidiary LLC
StoneMor Wisconsin LLC
StoneMor Wisconsin Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

Sunset Memorial Gardens LLC
Sunset Memorial Park LLC
Temple Hill LLC
The Valhalla Cemetery Company LLC
Tioga County Memorial Gardens LLC
Virginia Memorial Service LLC
WNCI LLC
Wicomico Memorial Parks LLC
Woodlawn Memorial Park Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

Cornerstone Trust Management Services LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantor

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

StoneMor Florida LLC
StoneMor Florida Subsidiary LLC

By: /s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer and Senior Vice President of each of the above named Grantors

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By:    /s/ Thomas Lawler
Name:    Thomas Lawler
Title:    Vice President

Signature Page to Reaffirmation of Guaranty
[StoneMor Operating LLC]

SCHEDULE 2
FORM OF PERFECTION CERTIFICATE

FORM OF PERFECTION CERTIFICATE

Reference is made to (i) Credit Agreement, dated as of August 4, 2016, as amended by First Amendment to Credit Agreement, dated as of March 15, 2017, as further amended by Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, as further amended by Third Amendment and Limited Waiver to Credit Agreement, dated as of August 16, 2017, as further amended by Fourth Amendment to Credit Agreement, dated as of September 29, 2017 and as further amended by Fifth Amendment to Credit Agreement, dated as of September 29, 20171(as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among StoneMor Operating LLC (the “Administrative Borrower”), the other borrowers party thereto (collectively with the Administrative Borrower, the “Borrowers”), the lenders party thereto from time to time (the “Lenders”), Capital One, National Association, as administrative agent, issuing bank and swingline lender (the “Administrative Agent”), Citizens Bank of Pennsylvania, as syndication agent and TD Bank, N.A. and Raymond James Bank, N.A., as co-documentation agents and (ii) the Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P. (the “Partnership”), the Administrative Borrower, the other grantors from time to time party thereto (collectively with the Administrative Borrower, the “Grantors”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement or the Guarantee and Collateral Agreement, as the context may apply.
Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein, in the Credit Agreement or in the Guarantee and Collateral Agreement, provided that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used herein, the term “UCC” shall mean the “UCC” as that term is defined in the Credit Agreement.
The undersigned, in his capacity as a duly authorized officer of each Grantor as indicated under his name on the signature page hereto, and not in his individual capacity, hereby certifies to the Administrative Agent and each Secured Party as of the date hereof as follows:
(1)Names, Legal Entity and Jurisdiction Information. Set forth in Schedule I hereto is a complete and correct list of (a) the complete and correct legal name of each Grantor as its name appears in its certificate of incorporation, articles of incorporation, certificate of formation, agreement of partnership or similar instrument of organization,
(b) the type of organization of each Grantor, (c) the jurisdiction of organization of each Grantor, (d) the federal taxpayer identification number of each Grantor, if any, (e) the organizational identification number of each Grantor, if any, (f) the address of the chief executive office of each Grantor, (g) each other legal name that any Grantor has had in

1    This amendment was entered into as of December 22, 2017.

the past five years together with the date of the relevant change, (h) all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years, and (i) any change in the identity or corporate structure of any Grantor in any way within the past five years. Also set forth in Schedule I hereto is a description of all the occasions in which any Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five years (including the exact legal name and jurisdiction of organization of such entity).

(2)Inventory and Equipment.

(a)    Set forth in Schedule II(a) hereto is a complete and correct list of each address at which Inventory and Equipment (other than mobile goods, Inventory in transit, and Equipment located outside the United States of America) owned by each Grantor is located, other than (i) any address listed on Schedule VII and (ii) any address at which the fair market value of Inventory and Equipment located thereon is less than $50,000.2
(b)    Set forth in Schedule II(b) hereto is a complete and correct list of the names and addresses of all persons or entities (other than the Grantors) that have in their possession any of the Collateral consisting of negotiable instruments or Chattel Paper.

(3)Investment Property and Debt Instruments. Set forth in Schedule III hereto is a complete and correct list of all (i) issued and outstanding stock and Stock Rights owned by each Grantor, denoting the record and beneficial owners of such stock and Stock Rights and whether such stock and Stock Rights are certificated, (ii) promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper held by each Grantor and other evidence of Indebtedness with a value in excess of $50,000 individually or $100,000 in the aggregate, including intercompany notes between or among any two or more Grantors or any of their Subsidiaries, and (iii) a complete and correct list of each equity investment owned by each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

(4)Intellectual Property. Set forth in Schedule IV hereto is a complete and correct list of all (i) United States registered Copyrights owned by any Grantor, including the name of the registered owner, the registration number and the application, registration or expiration date of each such Copyright, (ii) issued, registered and applied-for Patents owned by any Grantor, including the name of the registered owner, the registration or application number and the issuance, application or expiration date of each such Patent,
(iii) issued, registered and applied-for Trademarks owned by any Grantor, including the name of the registered owner, the registration or application number and the registration, application or expiration date, of each such Trademark, and (iv) material trade secret licenses.

2 To the extent that such location is other than real property owned by any Loan Party, such schedule is to clearly mark the relationship with the owner of such property and the relationship with such owner (e.g., landlord, bailee, warehouseman, etc.).

2

(5)Commercial Tort Claims. Set forth in Schedule V hereto is a complete and correct list of all Commercial Tort Claims held by each Grantor having an aggregate amount of damages or other recoveries sought in excess of $50,000, including a reasonably detailed description thereof.

(6)Assignment of Claims Act. Set forth in Schedule VI hereto is a complete and correct list of all written contracts between a Grantor and the United States government or any department or agency thereof that have a remaining value of at least
$50,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

(7)Real Property and Fixtures. Set forth in Schedule VII hereto is (i) a complete and correct list of each street address (or other street/location designation) and county and state or similar jurisdiction of all owned real property located in the United States held by each Grantor, the record owner of such property and the reasonably estimated tax appraised value apportioned to such property as of the most recent appraisal date, (ii) a complete and correct list of each street address (or other street/location designation) and county and state or similar jurisdiction where each Grantor leases or subleases real property, the name and current mailing address of the lessor of such property and the scheduled date of expiration of the lease or sublease with respect to such property, and (iii) a complete and correct list of the location of any of the Collateral consisting of fixtures (to the extent not covered by any existing Mortgage).

(8)Other Locations of Books and Records. Set forth in Schedule VIII hereto is a complete and correct list of all locations where each Grantor maintains any books or records relating to the Collateral (in each case, other than locations referred to in Schedule I hereto).

(9)Letter-of-Credit-Rights. Set forth in Schedule IX hereto is a complete and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder, having an individual value in excess of $50,000.

(10)Bank Deposits, Commodity Deposits and Securities Deposits. Set forth in Schedule X hereto is a complete and correct list of each Deposit Account, Commodity Account or Securities Account held by each Grantor, including (i) the name of each bank or other Person at which any Grantor maintains such account, (ii) the type of account, (iii) the account number, (iv) the name of the Grantor that holds or owns such account, (v) whether such account is an Excluded Account, and (v) the purpose of the such account.

(11)Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule I hereto or listed in Schedule XI hereto, all of the Collateral has been originated by each Grantor in the past five (5) years in the ordinary course of business or consists of goods which have been acquired by each Grantor in the ordinary course from a person in the business of selling goods of that kind.

3

(12)Motor Vehicles. Set forth in Schedule XII hereto is a complete and correct list of (i) all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Grantor, (ii) the owner of such motor vehicles, and
(iii) the approximate fair market value of such motor vehicles.

4

IN WITNESS WHEREOF, each of the undersigned has duly executed this Perfection
Certificate as of the date first set forth above.

Grantors: [SIGNATURE PAGES TO COME]

SCHEDULE I

NAMES, LEGAL ENTITY AND JURISDICTION INFORMATION

Identifying / Organizational Information

GRANTOR INFORMATION
“EIN” = Federal Employer Identification Number (assigned to Grantor) “LLC” = limited liability companies
“Corp.” = corporation
“LP” = limited partnership

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number	Chief Executive Office
[_]	[_]	[_]	[_]	[_]	[_]

Prior Names, Structure and Addresses Prior Trade Names:
[__]
Acquisitions:
[__]

SCHEDULE II(a)

INVENTORY AND EQUIPMENT

Grantor	Address/City/State/Zip Code	Owner	Relationship

SCHEDULE II(b)

NEGOTIABLE DOCUMENTS

1. [__]

SCHEDULE III

INVESTMENT PROPERTY AND DEBT INSTRUMENTS

Stock

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value per share
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

LLC/LLP Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value per share
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Pledged Partnership Interests:

Pledged Certificates of Interest, Debt or other Indebtedness:

Issuing Entity	Principal Amount of Certificates of Interest, Debt or other Indebtedness Issued	Loan Party Holder of Outstanding Certificates
[ ]	[ ]	[ ]

Equity Investment equal to or less than 50% of Entity

Grantor	Issuer	Type of Organization	% of interests owned

SCHEDULE IV

INTELLECTUAL PROPERTY

i.	Patents

US Patents

Grantor	Title	Filing Date / Issued Date	Status	Application No.	Patent No.	Status	Owner
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Foreign Patents

Grantor	Title	Country	Filing Date / Issued Date	Status	Application No.	Patent No.	Status	Owner
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

ii.	Trademarks, Trademark Applications and Trademark Licenses

US Trademarks

Current Owner	Trademark	Reg./App. No.	Reg./App. Date

Foreign Trademarks

Current Owner	Trademark	Country	Reg./App. No.	Reg./App. Date

iii.	Copyrights

Grantor	Title	Filing Date / Issued Date / Jurisdiction	Status	Application / Registration No.
[ ]	[ ]	[ ]	[ ]	[ ]

iv.	Material Trade Secret Licenses 1. [__]

SCHEDULE V

COMMERCIAL TORT CLAIMS

[ ]

SCHEDULE VI

ASSIGNMENT OF CLAIMS ACT CONTRACTS

Grantor	Contract Number	Name and Address for Notice	Start and End Date	Agency	Description of Contract

SCHEDULE VII

REAL PROPERTY AND FIXTURES

Owned Real Property

1. [ ]

Domestic and International Leased Real Property

Lessee	Address	Lease Expiration	Lessor/Address of Lessor

International Leased Real Property

Lessee	Address	Lease Expiration	Lessor/Address of Lessor

Fixtures:

1. [ ]

SCHEDULE VIII

OTHER LOCATIONS OF BOOKS AND RECORDS

Grantor	Location

SCHEDULE IX

LETTER-OF-CREDIT RIGHTS

SCHEDULE X

BANK DEPOSITS, COMMODITY DEPOSITS AND SECURITIES DEPOSITS

Grantor	Account No.	Account Type	Bank Name	Purpose	Excluded Account Y/N?

SCHEDULE XI

EXTRAORDINARY TRANSACTIONS

SCHEDULE XII

MOTOR VEHICLES

Grantor	Vehicle Description	Owner	Fair Market Value

SCHEDULE 3

FORM OF COMPLIANCE CERTIFICATE

[ATTACHED]

Schedule 1
to Compliance Certificate1

I.    Consolidated EBITDA

Consolidated Net Income for such period	$__________
plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income):
(i) Consolidated Interest Expense	$__________
(ii) the provision for federal, state, local and foreign income taxes	$__________
(iii) depreciation and amortization expense	$__________
(iv) non-cash cost for Cemetery Property and real property sold	$__________
(v) non-cash compensation expense or other non-cash expense arising from the granting of any stock or unit option or similar arrangement or other unit-based or stock-based compensation	$__________
(vi) goodwill impairment	$__________
   (vii) any non-recurring cash expenses, losses, costs and charges (including, without limitation, those relating to integration expenses, business optimization expenses and professional and other contract services); provided, that the aggregate amount of such expenses, losses, costs and charges shall not exceed (A) $13,937,000 for the measurement period ending June 30, 2017, (B) $13,627,000 for the measurement period ending September 30, 2017, (C) $17,000,000 for the measurement period ending December 31, 2017, (D) $16,328,000 for the measurement period ending March 31, 2018, (E) $12,000,000 for the measurement period ending June 30, 2018, (F) $4,000,000 for the measurement period ending September 30, 2018 and (G) $2,000,000 for each of the measurement periods ending thereafter
$__________
   (viii) non-recurring cash expenses, costs and charges relating to (A) ongoing SEC investigation and related actions, (B) ongoing class action litigation and (C) any other “non-ordinary course of business” legal matters in an aggregate amount for all items in clause (A), (B) and (C) for all periods not to exceed $5,000,000
$__________
   (ix) cash expenses, costs and charges with respect to liability or casualty events to the extent insurance or indemnity recovery from a third party is actually received during such period, or is reasonably expected to be received within ninety (90) days (or such later date as the Administrative Agent may agree to in its reasonable discretion) following such period
$__________
   (x) losses (including impairment charges relating to the sale of real property and other assets) from sales of assets (other than inventory and Cemetery Property sold in the ordinary course of business) and real property sold to the extent permitted under this Agreement (including real property sold pursuant to any Cemetery Non-Profit Management Agreement or Exclusive Management Agreement)
$__________
1 To the extent of any conflicts between the terms of this Schedule 1 to Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement will control.

   (xi) reasonable fees, costs and expenses, without duplication, incurred in connection with(A) this Agreement and the other Loan Documents, including any amendment, restatement, supplement or other modification of this Agreement or any of the other Loan Documents and (B) to the extent permitted hereunder the issuance of Equity Interests by the Partnership
$__________
   (xii) reasonable fees, costs and expenses, without duplication, incurred in connection with any Permitted Acquisition; provided, that the aggregate amount of such fees, costs and expenses shall not exceed $3,000,000 and
$__________
(xiii) any non-cash deferred financing fees expense written off in an aggregate amount for all periods ending after the Sixth Amendment Effective Date not to exceed $9,800,000	$__________
minus (b) without duplication, to the extent included in calculating such Consolidated Net Income
(i) extraordinary gains	$__________
   (ii) gains from sales of assets (other than inventory and Cemetery Property sold in the ordinary course of business) and other real property sold to the extent permitted under the Credit Agreement (including real property sold pursuant to any Cemetery Non-Profit Management Agreement or Exclusive Management Agreement)
$__________
   (iii) the amount of non-cash gains during such period (other than as a result of deferral of purchase price with respect to notes or installment sales contracts received in connection with sales of Cemetery Property)
$__________
(iv) federal, state, local and foreign income tax credits or refunds during such period	$__________
   (v) the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period
$__________
   (vi) the amount of any recovery not so received within the 90 day period (or such longer period) set forth in clause (a)(ix) of this definition and any recovery payments which are made by third parties within the 90 day period (or such longer period) set forth in clause (a)(ix) of this definition to the extent added back to Consolidated Net Income in the prior period
$__________
Pro Forma Basis Adjustments	$__________
Consolidated EBITDA:	$__________

II.    Consolidated Secured Net Leverage Ratio

Consolidated Secured Net Leverage Ratio is the ratio, as of the last day of any fiscal quarter of:
   (i) all Consolidated Secured Funded Indebtedness as of such date (the sum, without duplication, of (A) through (F) below to the extent secured by a Lien (other than any letter of credit issued on account of the self-insurance program of the Administrative Borrower, to the extent any such letter of credit is undrawn), including, for the avoidance of doubt, (i) all direct obligations arising under other letters of credit and (ii) all Capital Lease Obligations):
$__________
      (A) the outstanding principal amount of all obligations of the Partnership and its Subsidiaries, whether current or long-term, for borrowed money (including, without limitation, all Obligations, all Seller Subordinated Debt and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments),
$__________
(B) the outstanding principal amount of all purchase money Indebtedness of the Partnership and its Subsidiaries,	$__________
      (C) all direct obligations of the Partnership and its Subsidiaries arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments (but excluding, for the avoidance of doubt, surety bonds),
$__________
(D) all Capital Lease Obligations of the Partnership and its Subsidiaries,	$__________
(E) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (A) through (D) above of Persons other than the Partnership or any of its Subsidiaries,	$__________
      (F) all Indebtedness of the types referred to in clauses (A) through (E) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Partnership or any of its Subsidiaries is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to the Partnership or such Subsidiary.
$__________
Consolidated Funded Indebtedness for Subject Period	$__________
minus the aggregate amount of all unrestricted cash and Cash Equivalents of the Partnership and its Subsidiaries in accounts subject to a first priority, perfected Lien (subject only to Liens permitted under Section 6.02) in favor of the Administrative Agent on such date in an amount not to exceed $5,000,000 (which, for purposes of the Consolidated Secured Net Leverage Ratio, shall include accounts maintained at Capital One or at any other Lender)
$__________
to (ii) Consolidated EBITDA for the most recently completed Measurement Period.	$__________
Consolidated Secured Net Leverage Ratio:

Commencing with the fiscal quarter ending on June 30, 2018, the Partnership will not permit the Consolidated Secured Net Leverage Ratio as of the last day of the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth below under the caption "Fiscal Quarter" to be greater than the ratio set forth below under the caption "Maximum Consolidated Secured Net Leverage Ratio" and corresponding to such fiscal quarter:

Fiscal Quarter	Maximum Consolidated Secured Net Leverage Ratio
June 30, 2018	5.75:1.00
September 30, 2018	5.75:1.00
December 31, 2018	5.50:1.00
March 31, 2019	5.00:1.00
June 30, 2019	5.00:1.00
September 30, 2019	5.00:1.00
December 31, 2019	5.00:1.00
March 31, 2020	4.50:1.00
June 30, 2020	4.50:1.00
September 30, 2020	4.50:1.00
December 31, 2020	4.50:1.00

III.    Consolidated Fixed Charge Coverage Ratio

Consolidated Fixed Charge Coverage Ratio is the ratio of:
(i) Consolidated EBITDA for the four fiscal quarter period ending on such day	$__________
plus “Change in Deferred Selling and Obtaining Costs”, “Change in Deferred Revenue” and “Change in Merchandise Trust Fund” as each such term is presented in the consolidated statement of cash flows of the Partnership to the extent any such amount is a positive amount;

minus “Change in Deferred Selling and Obtaining Costs”, “Change in Deferred Revenue” and “Change in Merchandise Trust Fund” as each such term is presented in the consolidated statement of cash flows of the Partnership to the extent any such amount is a negative amount

minus (x) Consolidated Maintenance and Growth Capital Expenditures that are not financed with the proceeds of Indebtedness (other than Revolving Loans) and that are made during such period	$__________
minus (y) any federal, state, local and foreign taxes paid by the Partnership and its Subsidiaries during such period (net of any tax credits or refunds during such period)	$__________
minus (z) all Restricted Payments paid in cash by the Partnership during such period under Section 6.07(c) of the Credit Agreement	$__________
to (ii) Consolidated Fixed Charges for the four fiscal quarter period ending on such day:
Consolidated Fixed Charge Coverage Ratio:	_____:1.00

The Partnership will not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of the period of four (4) consecutive fiscal quarters ending with the fiscal quarter set forth below under the caption "Fiscal Quarter" to be less than the ratio set forth below under the caption "Minimum Consolidated Fixed Charge Coverage Ratio" and corresponding to such fiscal quarter:

Fiscal Quarter	Minimum Consolidated Fixed Charge Coverage Ratio
March 31, 2018	1.00:1.00
June 30, 2018	1.00:1.00
September 30, 2018	1.00:1.00
December 31, 2018	1.00:1.00
March 31, 2019	1.10:1.00
June 30, 2019	1.10:1.00
September 30, 2019	1.10:1.00
December 31, 2019	1.10:1.00
March 31, 2020	1.20:1.00
June 30, 2020	1.20:1.00
September 30, 2020	1.20:1.00
December 31, 2020	1.20:1.00

SCHEDULE 4

Schedule 1.01(c)

ACQUISITIONS

1. Acquisition by the Borrowers of Olivet Memorial Park, located at 1601 Hillside Boulevard, Colma, the State of California, and approximately 8.71 acres of raw land adjacent thereto divided into 8 Lots. Acquisition of Olivet Memorial Park was closed in January 2017, acquisition of Lot 1 (1 acre) closed in January 2018; acquisitions of each subsequent Lot will be closing on each anniversary of the effective closing date of Lot 1 for the consideration specified below:
- Lot 2 - $2,308,680;
- Lot 3 - $2,447,201;
- Lot 4 - $2,594,033;
- Lot 5 - $2,749,675;
- Lot 6 - $2,914,655;
- Lot 7 - $3,089,535;
- Lot 8 - $3,274,906.

2. Acquisition by the Borrowers of the real and related personal property of ten (10) cemeteries and six (6) associations located in the State of Wisconsin (with associations were converted to fully managed and legally owned locations in January 2018) for the aggregate consideration of $12,000,000, of which the amount of $1,666,000 remains outstanding as of the Sixth Amendment Effective Date; such outstanding amount is payable in two installments of $833,000 each on the second and third anniversary of the closing date of the mentioned acquisition.

SCHEDULE 5

Schedule 1.01(d)

ASSETS SUBJECT TO PERMITTED SALE AND LEASEBACK TRANSACTIONS

1. Allen Harden Funeral Home, FL;
2. Gill Funeral Home, IN;
3. Keizer Funeral Chapel, OR;
4. Farnstrom Mortuary, OR;
5. Heritage Funeral Home, KS;
6. Herr Funeral Home & Cremation Services – Collinsville, IL;
7. Sunset Hill Funeral Home & Cremation Services, IL;
8. Peake Funeral Chapel, OR;
9. Serenity Meadows Funeral Home, FL;
10. Adam & Jennings Funeral Home, FL;
11. Buxton Seawinds Funeral Home & Crematory, FL;
12. Palm Beach National Chapel, FL;
13. Davis Seawinds Funeral Home & Crematory, FL;
14. Cox-Gifford Seawinds Funeral Home & Crematory, FL;
15. Seawinds Funeral Home & Crematory, FL;
16. Wilson's Chapel of the Roses, OR;
17. Lohman Funeral Home Daytona, FL;
18. Lohman Funeral Home Deland, FL;
19. Lohman Funeral Home Deltona, FL;
20. Lohman Funeral Home Ormond, FL;
21. Lohman Funeral Home Palm Coast, FL;
22. Lohman Funeral Home Port Orange, FL;
23. Elkins East Chapel, AL;
24. Norcross-Weber Funeral Home, PA;
25. Weber Funeral Home Hamilton St, PA;
26. Weber Funeral Home Ridge Ave, PA.

SCHEDULE 6

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
CAPITAL ONE, NATIONAL ASSOCIATION	$35,416,666.67
CITIZENS BANK OF PENNSYLVANIA	$35,416,666.67
TD BANK, N.A.	$29,166,666.66
RAYMOND JAMES BANK, N.A.	$29,166,666.66
JPMORGAN CHASE BANK, N.A.	$12,500,000.00
UNIVEST BANK AND TRUST CO.	$12,500,000.00
CUSTOMERS BANK	$7,500,000.00
WEBSTER BANK, N.A.	$7,500,000.00
TRISTATE CAPITAL BANK	$5,833,333.34
AGGREGATE COMMITMENTS	$175,000,000

SCHEDULE 7

Schedule 6.04

EXISTING INVESTMENTS

Issuing Entity	Principal Amount of Certificates of Interest, Debt or Indebtedness Issued	Loan Party Holder of Certificates Outstanding
Bethel Cemetery Association (a New Jersey non-profit corporation)	$240,556.34	Arlington Development Company
Beth Israel Cemetery Association of Woodbridge, New Jersey (a New Jersey non-profit corporation)	$22,510,730.00	StoneMor Operating LLC
Clover Leaf Park Cemetery Association (a New Jersey non-profit corporation)	$325,625.00	StoneMor Operating LLC
Locustwood Cemetery Association (a New Jersey non-profit corporation)	$2,060,000.00	StoneMor Operating LLC

SCHEDULE 8
EXHIBIT I
FORM OF BORROWING BASE CERTIFICATE
[Date]

The undersigned, [__________], hereby certifies that such Person is a Financial Officer of StoneMor Operating LLC, a Delaware limited liability company (the “Administrative Borrower”). This Borrowing Base Certificate is being delivered pursuant to Section 5.01(g) of that certain Credit Agreement, dated as of August 4, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Administrative Borrower, and the other Borrowers party thereto, the Lenders party thereto and Capital One, National Association, as Administrative Agent. Capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein. This Borrowing Base Certificate is being delivered in connection with the Partnership’s Financials for the month ended [__________], 20[__].

The undersigned does hereby certify, as of the date hereof, solely in such Person’s capacity as a Financial Officer of the Administrative Borrower and not in such Person’s individual capacity, for and on behalf of the Administrative Borrower, that attached hereto are true, correct and complete calculations of the Borrowing Base and the Secured Leverage Borrowing Base as of the date of the Financials referred to above.

[Remainder of page intentionally left blank.]

STONEMOR OPERATING LLC

By:
Name:
Title: